Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Magellan Midstream Partners Long-Term Incentive Plan of our reports dated February 19, 2016, with respect to the consolidated financial statements of Magellan Midstream Partners, L.P. and the effectiveness of internal control over financial reporting of Magellan Midstream Partners, L.P. included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Tulsa, Oklahoma

August 2, 2016